EXHIBIT
INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

The Board of Directors
Jefferson Capital Interest, Inc.

        We consent to incorporation by reference into the registration statement on Form SB-2 of Jefferson Capital Interest, Inc. of our report, dated June 8, 2004 on our audit of the consolidated financial statements of Jefferson Capital Interest, Inc. (a development stage Company) as of December 31, 2003 and for the period from December 26, 2002 (inception) to December 31, 2003.

Berkovits, Lago & Company, LLP

Fort Lauderdale, Florida
June 10, 2004